
                                                                   EXHIBIT 10.12


                            SECURITIES PURCHASE AGREEMENT




                              DATED AS OF MAY 10, 2000




                                       AMONG



                           INTERNET SPORTS NETWORK, INC.




                                        AND





                         THE PURCHASERS LISTED ON EXHIBIT A

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                                  TABLE OF CONTENTS
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                                                                                     PAGE
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
ARTICLE I           Purchase and Sale of Securities. . . . . . . . . . . . . . . . . . .1

    Section 1.1     Purchase and Sale of Debentures and Warrants . . . . . . . . . . . .1
    Section 1.2     The Conversion Shares. . . . . . . . . . . . . . . . . . . . . . . .
    Section 1.3     The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    Section 1.4     Purchase Exempt from Registration. . . . . . . . . . . . . . . . . .1

ARTICLE II      Representations and Warranties . . . . . . . . . . . . . . . . . . . . .2

    Section 2.1     Representation and Warranties of the Company . . . . . . . . . . . .2
    Section 2.2     Representations and Warranties of the
                    Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE III     Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

    Section 3.1     Securities Compliance. . . . . . . . . . . . . . . . . . . . . . . 14
    Section 3.2     Registration and Listing . . . . . . . . . . . . . . . . . . . . . 15
    Section 3.3     Inspection Rights. . . . . . . . . . . . . . . . . . . . . . . . . 15
    Section 3.4     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 15
    Section 3.5     Keeping of Records and Books of Account. . . . . . . . . . . . . . 15
    Section 3.6     Reporting Requirements . . . . . . . . . . . . . . . . . . . . . . 15
    Section 3.7     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Section 3.8     Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Section 3.9     Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    Section 3.10    Regulation S . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    Section 3.11    Subsequent Financing . . . . . . . . . . . . . . . . . . . . . . . 16
    Section 3.12    Reservation of Shares. . . . . . . . . . . . . . . . . . . . . . . 17
    Section 3.13    Transfer Agent Instructions. . . . . . . . . . . . . . . . . . . . 17
    Section 3.14    Amendment of Articles to Authorize Preferred Stock . . . . . . . . 17
    Section 3.15    Registration of Conversion Shares. . . . . . . . . . . . . . . . . 17
    Section 3.16    Exchange Agreement . . . . . . . . . . . . . . . . . . . . . . . . 19

    ARTICLE IV       Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    Section 4.1     Conditions Precedent to the Obligation of the Company
                    to Sell the Debentures and Warrants  . . . . . . . . . . . . . . . 20
    Section 4.2     Conditions Precedent to the Obligation of the Purchasers
                    to Purchase the Debentures and Warrants. . . . . . . . . . . . . . 20

ARTICLE V       Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

    Section 5.1     Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE VI      Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

    Section 6.1     General Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . 24


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

                                     Table of Contents
                                     -----------------
                                        (continued)

                                                                                     PAGE
                                                                                     ----

    Section 6.2     Indemnification Procedure. . . . . . . . . . . . . . . . . . . . . 24

ARTICLE VII     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

    Section 7.1     Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 25
    Section 7.2     Specific Enforcement, Consent to Jurisdiction. . . . . . . . . . . 25
    Section 7.3     Entire Agreement; Amend. . . . . . . . . . . . . . . . . . . . . . 26
    Section 7.4     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    Section 7.5     Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Section 7.6     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    Section 7.7     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 27
    Section 7.8     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . 28
    Section 7.9     Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 7.10    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 7.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 7.12    Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 7.13    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    Section 7.14    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 28


                            SECURITIES PURCHASE AGREEMENT

       THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is dated as of May 10, 2000 by and among Internet Sports Network, Inc., a Florida corporation (the "Company"), and each of the Purchasers of 5% Redeemable Convertible Debentures of the Company whose names are set forth on Exhibit A hereto (individually, a "Purchaser" and collectively, the "Purchasers").

       The parties hereto agree as follows:

                                     ARTICLE I

                          PURCHASE AND SALE OF SECURITIES

              Section 1.1 PURCHASE AND SALE OF DEBENTURES AND WARRANTS. Upon the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers for delivery at the respective addresses of the Purchasers, against payment to the Company of the respective amounts set forth opposite the Purchasers' names in Exhibit A hereto:

              (a) up to $1,956,082 aggregate principal amount of the Company's Redeemable Convertible Debentures, in the form attached hereto as Exhibit B (the "Debentures"), bearing an initial interest rate of 5% per annum (subject to increase under specific conditions) and maturing on May 9, 2003 (the "Maturity Date"). The Debentures shall be convertible into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") at the Conversion Price (as defined in the Debentures) and in the manner provided for in the Debentures. The term "Debentures" as used herein shall include the Debentures originally issued pursuant to the provisions of this Agreement and any debentures delivered in substitution or exchange therefor; and

              (b) warrants, in the form attached hereto as Exhibit C (the "Warrants"), to purchase up to 585,000 shares (the "Warrant Shares") of the Company's Common Stock, which Warrants shall expire on the fifth anniversary of the issuance date of such Warrants.

              Section 1.2 THE CONVERSION SHARES AND WARRANT SHARES. The Company has authorized and has reserved and covenants to continue to reserve a sufficient number of its authorized but unissued shares of Common Stock, to effect the conversion of the Debentures and the exercise of the Warrants. The Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Shares."

              Section 1.3   CLOSING.

              (a) The closing of the purchase and sale of the Debentures and Warrants to be acquired by the Purchasers from the Company under this Agreement shall take place at the offices of Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 at 10:00 a.m. E.S.T. (i) on the date on which the last to be fulfilled or waived of the conditions set forth in
Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith or (ii) such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing Date.

              (b) The Company acknowledges receipt from Aspen International, Ltd. ("Aspen") and Tonga Partners, LP ("Tonga") of payment for their respective pro rata portion of the Debentures and Warrants, as evidenced by two promissory notes issued by the Company in favor of each of Aspen and Tonga for the principal amount of $250,000 each (the "Promissory Notes"). At the Closing, the Company shall exchange each Promissory Note for
(i) Debentures in the principal amount equal to the total amount of principal and interest accrued and outstanding under such Promissory Note on the Closing Date and (ii) Warrants exercisable for up to 75,000 shares of the Common Stock.

              (c) On or before the Closing Date, (a) the Company shall execute and deliver to the escrow agent (the "Escrow Agent") identified in the form of Escrow Agreement attached hereto as Exhibit I (the "Escrow Agreement") all applicable agreements, documents, instruments and writings required pursuant to Section 4.2 herein (collectively, the "Closing Documents"), to be delivered by the Company including, without limitation, instruments for Debentures in the principal amount and Warrants exercisable for the number of shares of Common Stock set forth opposite each Purchaser's name on Exhibit A, as applicable, and
(b) each of the Purchasers shall pay by wire transfer of immediately available funds into escrow in accordance with the Escrow Agreement such Purchaser's Purchase Price, as applicable, and execute and deliver all applicable agreements, documents, instruments and writings required pursuant to Section 4.1, to be delivered by such Purchaser. In regard to the Closing, the Escrow Agent shall give notice (by telephone or other means) (an "Escrow Agent Notice") to the parties hereto when the Escrow Agent has received all of the Closing Documents and wire transfer the funds constituting the Purchase Price and deliver the other Closing Documents to the Company pursuant to the terms of the Escrow Agreement. As soon thereafter as is practicable on the Closing Date, the Escrow Agent shall deliver the Company's Closing Documents to the Purchasers, including applicable instruments representing the Debentures and Warrants being purchased.

              Section 1.4 PURCHASE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act").

                                     ARTICLE II

                           REPRESENTATIONS AND WARRANTIES

              Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers, except as set forth in the Company's disclosure schedule delivered with this Agreement as follows:

              (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth on SCHEDULE 2.1(a) hereto. The Company and each such subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a material adverse effect on the Company's financial condition.

              (b) AUTHORIZATION; ENFORCEMENT. Except for the Shareholder Approval (as defined in Section 3.17 hereof) and the filing of the Amendments (as defined in Section 3.14 hereof), the Company has the requisite corporate power and authority to enter into and perform this Agreement, the Debentures and Warrants, the Registration Rights Agreement (as defined in Section 3.15 hereof) and the Exchange Agreement (as defined in Section 3.16 hereof) (collectively, the "Transaction Documents") and to issue the Conversion Shares in accordance with the terms hereof and the Debentures and the Warrant Shares in accordance with the terms of the Warrants. Except for the Shareholder Approval and the filing of the Amendments with the Florida Department of State, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and, except for the Shareholder Approval, no further consent or authorization of the Company or its board of directors or shareholders is required. Each of the Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

              (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of April 30, 2000 are set forth on SCHEDULE 2.1(c) hereto. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized. Except as set forth on SCHEDULE 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and the Registration Rights Agreement and as set forth on
SCHEDULE 2.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on SCHEDULE 2.1 (c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth or on
SCHEDULE 2.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no shareholder has a right of rescission or damages with respect thereto which would have any adverse effect on the business, operations, properties, prospects, or financial condition of the Company or its subsidiaries and which is material to such entity or other entities controlling or controlled by such entity (a "Material Adverse Effect"). The Company has furnished or made available to the Purchasers true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

              (d)    ISSUANCE OF SECURITIES.

                     (i) The Debentures and Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof and thereof, the Debentures and Warrants shall be validly issued and outstanding, and entitled to the rights and preferences set forth therein. When the Shares are issued in accordance with the terms of the Debentures or the Warrants, as applicable, such Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and non-assessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                     (ii) Except as set forth on SCHEDULE 2.1(d), no consent, approval or authorization of any creditor of the Company or other person is required as a condition to or otherwise in connection with the Company's execution, delivery or performance of any of its obligations under this Agreement, the Transaction Documents, the Debentures or the Warrants, or issue and sell the Debentures, Warrants and the Shares in accordance with the terms hereof or thereof.

              (e) NO CONFLICTS. Except as disclosed in SCHEDULE 2.1(e) hereto, the execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Debentures and Warrants and the consummation by the Company of the transactions contemplated herein and therein do not (i) violate any provision of the Company's Articles of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. Except for the Information Statement on Schedule
14C to be filed by the Company with the Commission pursuant to Section 14(c) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), the Amendments to be filed with the State of Florida and the Shareholder Approval, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliveror perform any of its obligations under the Transaction Documents and the Debentures and Warrants, as the case may be, or issue and sell the Debentures, Warrants and the Shares, as the case may be, in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto).

              (f) COMMISSION DOCUMENTS; FINANCIAL STATEMENTS. The Common Stock of the Company is registered under Section 12(b) or 12(g) of the Exchange Act pursuant to a registration statement on Form 10 filed by the Company with the Commission in July 1999 and, except as disclosed on SCHEDULE 2.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to
Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to each of the Purchasers true and complete copies of the Commission Documents filed with the Commission since April, 1997 (the date of its incorporation). The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the Forms 10-Q for the fiscal quarters ended each of September 30, 1999 and December 31, 1999 (collectively, the "Forms 10-Q") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Forms 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (g) SUBSIDIARIES. The Forms 10-Q or SCHEDULE 2.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary.
For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

              (h) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the Commission, a copy of which is included in the Commission Documents, the Company has not experienced or suffered any Material Adverse Effect, except as disclosed on SCHEDULE 2.1(h) hereto.

              (i)    NO UNDISCLOSED LIABILITIES.  Except as disclosed on
SCHEDULE 2.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its subsidiaries respective businesses since March 31, 1999 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

              (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, excluding any event or circumstance relating solely to general economic, industry or political factors or conditions.

              (k) INDEBTEDNESS. SCHEDULE 2.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of

$25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

              (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated on
SCHEDULE 2.1(l) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect on the Company's financial condition or operating results. All said leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

              (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as set forth on SCHEDULE 2.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or any officers or directors of the Company or subsidiary in their capacities as such.

              (n) COMPLIANCE WITH LAW. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable Federal, state and local governmental laws, rules, regulations and ordinances, except as set forth on SCHEDULE 2.1(n) hereto or such that, individually or in the aggregate, do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

              (o) TAXES. Except as set forth on SCHEDULE 2.1(o) hereto, the Company and each of the subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary for any fiscal year subsequent to April 1997 have been audited by the Internal Revenue Service. The

Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against the Company or any subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

              (p) CERTAIN FEES. Except as set forth on SCHEDULE 2.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

              (q) DISCLOSURE. To the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

              (r) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth on SCHEDULE 2.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

              (s) ENVIRONMENTAL COMPLIANCE. The Company and each of its subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. "Environmental Liabilities" means all liabilities of a person (whether such liabilities are owed by such person to governmental authorities, third parties or otherwise) whether currently in existence or arising hereafter which arise under or relate to any Environmental Law.

              (t) BOOKS AND RECORDS; INTERNAL ACCOUNTING CONTROLS. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

              (u) MATERIAL AGREEMENTS. Except as set forth on SCHEDULE 2.1(u) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, "Material Agreements") if the Company or any subsidiary were registering securities under the Securities Act which has not been previously filed with the Commission. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Series A Preferred Stock (as defined in Section 3.14 hereof), other preferred stock of the Company, if any, or its Common Stock.

              (v)    TRANSACTIONS WITH AFFILIATES.  Except as set forth on
SCHEDULE 2.1(v) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or shareholder or any corporation or other entity controlled by such officer, employee, consultant, director or shareholder, or a member of the immediate family of such officer, employee, consultant, director or shareholder.

              (w) SECURITIES ACT OF 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Debentures and

Warrants hereunder and will comply with all applicable federal and state securities laws in connection with the issuance of the Shares upon conversion of the Debenture or exercise of the Warrants, as the case may be. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to by any of the Debentures, Warrants, Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the any of the Shares, Warrants and the Debentures under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Debentures, Warrants or the Shares.

              (x) GOVERNMENTAL APPROVALS. Except as set forth in the Forms 10-Q, and except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or statements pursuant to the Registration Rights Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Debentures and Warrants or for the performance by the Company of its obligations under the Transaction Documents, the Debentures or the Warrants.

              (y) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth on SCHEDULE 2.1(y) hereto. Except as set forth on SCHEDULE 2.1(y) hereto, neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since March 31, 1999, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

              (z)    ABSENCE OF CERTAIN DEVELOPMENTS.  Except as provided in
SCHEDULE 2.1(z) hereto, since March 31, 1999, neither the Company nor any subsidiary has:

                     (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

                     (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                     (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                     (iv) declared or made any payment or distribution of cash or other property to shareholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                     (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                     (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                     (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                     (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                     (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

                     (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

                     (xi) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

                     (xii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

                     (xiii) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

                     (xiv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

              (aa) USE OF PROCEEDS. The proceeds from the sale of the Debentures and Warrants will be used by the Company for working capital and general corporate purposes.

              (bb) PUBLIC UTILITY HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT STATUS. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

              (cc) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issue and sale of the Debentures and Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(ac), the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

              (dd) DILUTIVE EFFECT. The Company understands and acknowledges that the number of Shares issuable upon conversion of the Debentures or exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Shares upon conversion of the Debentures or exercise of the Warrants in accordance with this Agreement, the Debentures and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other shareholders of the Company.

              Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other
Purchaser:

              (a) ORGANIZATION AND STANDING OF THE PURCHASERS. If the Purchaser is an entity, such Purchaser is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

              (b) AUTHORIZATION AND POWER. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Debentures and Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement, the Exchange Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action (if the Purchaser is an entity), and no further consent or authorization of such Purchaser or its board of directors, shareholders, or partners, as the case may be, is required. Each of this Agreement, the Exchange Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Purchaser.

              (c) NO CONFLICTS. The execution, delivery and performance of this Agreement, the Exchange Agreement, the Registration Rights Agreement and the consummation by each Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws (if the Purchaser is an entity) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which such Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Exchange Agreement or the Registration Rights Agreement or to purchase the Debentures and Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

              (d) ACQUISITION FOR INVESTMENT. Such Purchaser is purchasing the Debentures and Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Such Purchaser does not have a present intention to sell the Debentures or Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Debentures or Warrants to or through any person or entity; PROVIDED, HOWEVER, that by making the representations herein and subject to Section 2.2(f) below, such Purchaser does not agree to hold the Debentures or Warrants for any minimum or other specific term and reserves the right to dispose of the Debentures or Warrants at any time in accordance with federal and state securities laws applicable to such disposition. Such Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Debentures and Warrants and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation.

              (e) ACCREDITED PURCHASERS. Such Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

              (f) RULE 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such person is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such person will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

              (g) CONVERSION RESTRICTIONS. Notwithstanding anything to the contrary set forth herein or in the Debentures and Warrants, in no event shall any Purchaser be entitled to convert the Debentures or exercise Warrants to purchase, in excess of that aggregate principal amount of the Debentures or that aggregate number of Warrant Shares, which, upon giving effect to such conversion or exercise, as applicable, would cause the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Purchaser and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted portion of the Debentures or exercise of the remaining, unexercised portion of the Warrants owned by such Purchaser and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.2 (g), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

              (h) GENERAL. Each Purchaser understands that the Debentures and Warrants are being offered and sold and the Shares are being issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Debentures, Warrants and Shares.


                                  ARTICLE III

                                   COVENANTS

       The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of each of the Purchasers and their permitted assignees (as defined herein):

              Section 3.1   SECURITIES COMPLIANCE.

              (a) The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Debentures and Warrants as required under Regulation D, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance to the Purchasers or subsequent holders of the Shares.

              (b) The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchasers set forth herein in order to determine the applicability of Federal and state securities laws exemptions and the suitability of such Purchasers to acquire the Debentures and Warrants.

              Section 3.2 REGISTRATION AND LISTING. The Company will use its best efforts to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein or in the Registration Rights Agreement. The Company will use its best efforts to continue the listing or trading of its Common Stock on the over-the-counter electronic bulletin board.

              Section 3.3 INSPECTION RIGHTS. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, each Purchaser or any employees, agents or representatives thereof, so long as the Debentures remain outstanding and unpaid or unconverted, in whole or in part, or so long as such Purchaser shall beneficially own any Debentures convertible into, or Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any subsidiary, and to discuss the affairs, finances and accounts of the Company and any subsidiary with any of its officers, consultants, directors, and key employees.

              Section 3.4 COMPLIANCE WITH LAWS. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

              Section 3.5 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

              Section 3.6 REPORTING REQUIREMENTS. The Company shall furnish the following to each Purchaser so long as the Debentures remain outstanding and unpaid or unconverted, in whole or in part, or so long as such Purchaser shall beneficially own any Debentures convertible into, or Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

              (a) Quarterly Reports filed with the Commission on Form 10-Q as soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of the Company;

              (b) Annual Reports filed with the Commission on Form 10-K as soon as available, and in any event within 90 days after the end of each fiscal year of the Company;

              (c) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock; and

              (d) Company Reports filed with the Commission on Forms 8-K as soon as available, and in any event within ten (10) days after the date of such filing.

              Section 3.7 AMENDMENTS. The Company shall not amend or waive any provision of the Articles of Incorporation or Bylaws of the Company, or Registration Rights Agreement in any way that would adversely affect the rights (including the conversion rights and voting rights) of the holders of the Debentures or, upon exchange pursuant to the Exchange Agreement, the Series A Preferred Stock.

              Section 3.8 OTHER AGREEMENTS. The Company shall not enter into any agreement in which the terms of such agreement would materially restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document, the Debentures or the Warrants, as the case may be.

              Section 3.9 DISTRIBUTIONS. So long as any Debentures remain outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

              Section 3.10 REGULATION S. The Company covenants and agrees that if the Company fails to register the Conversion Shares within 150 days from the Closing Date under the terms and conditions of the Registration Rights Agreement, then for so long as such registration statement is not effective and as any of the Conversion Shares remain outstanding and continue to be "restricted securities" within the meaning of Rule 144 under the Securities Act, the Company shall, in order to permit resales of the Conversion Shares pursuant to Regulation S under the Securities Act, (a) continue to file all material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act, and
(b) not knowingly engage in directed selling efforts in connection with the resale of securities by any Purchaser under Regulation S.

              Section 3.11  SUBSEQUENT FINANCING.

              (a) Except as set forth on SCHEDULE 3.11(a) hereto and with respect to (i) the issuance of securities (other than for cash) in connection with a merger and/or acquisition, consolidation, sale or other disposition of assets, (ii) the exchange of capital stock for assets, (iii) an offering of securities at no less than the fair market price of such securities or (iv) the issuance of capital stock or options to purchase shares of its capital stock pursuant to any employee stock ownership plan currently in existence or pursuant to or employee stock option plan for the grant of options to purchase less than five percent (5%) of the outstanding shares of the Company's

Common Stock, the Company covenants and agrees that the Company will not offer or sell Common Stock or any securities convertible or exchangeable into Common Stock based on variable rates of conversion (meaning based on a market price of the Common Stock as of the date of conversion or exchange) which the Company proposes or intends to consummate with any third parties (the "Subsequent Financing") on or before the forty-fifth (45th) day following the effectiveness of the registration statement (the "Registration Statement") to be filed pursuant to the Registration Rights Agreement without the prior written consent of the Purchasers.

              (b)    The Company also covenants and agrees that during the one
(1) year period after the effective date of the Registration Statement the Purchasers shall have a right of first refusal with respect to any Subsequent Financing. The Company will promptly notify the Purchasers in writing of the terms and conditions of the proposed Subsequent Financing. The Purchasers shall have the right for ten (10) trading days to consummate the Subsequent Financing, in whole but not in part, with the Company on the same terms and conditions as the proposed Subsequent Financing. If the Purchasers do not consummate the Subsequent Financing, the Company shall have forty-five (45) days thereafter to consummate the Subsequent Financing with such third parties, on the same or substantially the same terms, or on terms more favorable to the Company.

              Section 3.12 RESERVATION OF SHARES So long as any of the Debentures remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 200% of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

              Section 3.13 TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Debentures or exercise of the Warrants, as the case may be, in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no contrary instructions will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 3.13 shall affect in any way each Purchaser's obligations and agreements set forth in
Section 5.1 to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.13 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction conemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.13 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.13, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

              Section 3.14 AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK. As promptly as practicable, and in any event no later than May 24, 2000, the Company shall (i) file with the Secretary of State of the State of Florida an amendment to the Company's Articles of Incorporation, authorizing the issuance of up to 20,000,000 shares of preferred stock, par value $.001 per share issuable in series with such designations, terms, limitations and relative rights and preferences as may be fixed from time to time by the Company's Board of Directors ("Amendment to the Articles of Incorporation") and (ii) shall cause its Board of Directors to authorize the creation of, and the issuance of up to 600,000 shares of, a series of convertible preferred stock having such preferences and rights as set forth in Exhibit E attached hereto (the "Series A Preferred Stock"), and to file a certificate of designation with the Secretary of State of the State of Florida creating the Series A Preferred Stock (the "Certificate of Designation" and together with the Amendment to the Articles of Incorporation, the "Amendments").

              Section 3.15 REGISTRATION OF SHARES. The Company and each Purchaser shall enter into the Registration Rights Agreement, in the form of Exhibit F hereto (the "Registration Rights Agreement").

              Section 3.16 EXCHANGE AGREEMENT. The Company and the Purchaser shall enter into the exchange agreement, in the form of Exhibit G hereto (the "Exchange Agreement"), pursuant to which the Purchasers shall be entitled to exchange the Debentures for shares of the Series A Preferred Stock upon the terms and conditions set forth in the Exchange Agreement. All Debentures must be exchanged for shares of the Series A Preferred Stock on or before May 30, 2000. The Exchange Agreement shall provide, and the parties hereto hereby acknowledge and confirm, among other things, the provisions of this Agreement shall apply to any shares of the Series A Preferred Stock issued in exchange of the Debentures and that any provisions of this Agreement applicable to Conversion Shares shall apply to any shares of Common Stock issuable upon conversion of the Series A Preferred Stock (the "Preferred Conversion Shares").

              Section 3.17  20% CONVERSION CAP.

              (a) Notwithstanding any other provision herein to the contrary, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Debentures or the exercise of the Warrants if the issuance of such shares of Common Stock, together with such other shares of Common Stock required by the securities laws to be aggregated with the transactions contemplated by this Agreement, would exceed 19.99% of the aggregate number of shares of Common Stock issued and outstanding at such date (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company obtains the approval of its Shareholders pursuant to the rules of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount (the "Shareholder Approval"); PROVIDED, HOWEVER, that notwithstanding anything herein to the contrary, the Company, will issue such number of shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants, as applicable, at the then current Conversion
Price up to the Exchange Cap (after giving effect for any other shares of Common Stock required by the securities laws to be aggregated with the transactions contemplated by this Agreement).

              (b) If, at any time, a holder of Debentures or of Warrants requests that such Debentures be converted or such Warrants be exercised, as the case may be, and such conversion or exercise would result in the issuance of Common Stock which in the aggregate would exceed the Exchange Cap (after giving effect for any other shares of Common Stock required by the securities laws to be aggregated with the transactions contemplated by this Agreement), the Company shall within 30 days of the Conversion Date or Exercise Date, as the case may be, call a meeting, or solicit the written consent, of its shareholders in order to seek Shareholder Approval, which shareholders meeting shall take place within 60 days of the Conversion Date or Exercise Date, as applicable. Except as otherwise provided by Section 6(b)(iii) below, until such Shareholder Approval or written consent is obtained, the Company shall not be required to convert Debentures into Common Stock or issue Common Stock issuable upon the exercise of the Warrants, as the case may be, in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the principal amount of the Debentures issued to such holder pursuant to this Agreement or the aggregate number of shares of Common Stock for which the holder's Warrant is exercisable (regardless of the limitation provided for in this Section 3.17), as applicable, and the denominator of which is the aggregate principal amount of all the Debentures issued pursuant to this Agreement or the aggregate number of shares of Common Stock for which the Warrants issued pursuant to this Agreement are exercisable (the "Cap Allocation Amount"). In the event that the Company shall convert all of such holder's Debentures or issue Common Stock issuable upon the exercise of all of such holder's Warrants, as the case may be, into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Alloction Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of the Debentures or Warrants, as applicable, on a pro rata basis in proportion to the principal amount of the Debentures then outstanding and held by each such holder or the number of shares of Common Stock into which the Warrant is exercisable, as the case may be. Nothing in this provision shall limit a holder's right to request conversion of the Debentures or the exercise of the Warrants.

              (c) In the event that the Company fails to obtain Shareholder Approval in accordance with this Section 3.17, the Company shall, within five
(5) business days after such failure, at the Company's option, either:

                     (i) (A) prepay the portion of the Debentures for which the Company is unable to issue Common Stock in accordance with such Holder's Conversion Notice (as defined in the Debenture), at a price equal to 125% of the outstanding principal amount of the Debenture as of the date of such conversion, after taking into account the extent, if any, to which the Company was able to convert a portion of the Debenture into shares of Common Stock or, if applicable, (B) redeem the portion of the Warrant for which the Company is unable to issue

Common Stock in accordance with such Holder's notice of exercise, at a redemption price equal to 125% of the Warrant Price as of the date of such exercise, after taking into account the extent, if any, to which the Warrant was able to be exercised for shares of Common Stock in accordance with
Section 3.17(a) above; or

                     (ii) regardless of the Exchange Cap, issue shares of the Common Stock in accordance with such Holder's (A) Conversion Notice or (B) notice of exercise pursuant to the Warrant.

              (d)    Notwithstanding anything to the contrary contained in
Section 3.17(c) above, the Holder may elect to void its Conversion Notice or notice of exercise, as the case may be, and retain or have returned, as applicable, the portion of the Debentures or Warrants that was to be converted or exercised pursuant to such Holder's notice (provided that a Holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).


                                     ARTICLE IV

                                     CONDITIONS

              Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SECURITIES. The obligation hereunder of the Company to issue and sell the Debentures and Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) ACCURACY OF EACH PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

              (b) PERFORMANCE BY THE PURCHASERS. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

              (c) CONSENTS OBTAINED. The Company shall have obtained those consents of third parties (including, without limitation, governmental or other regulatory agencies, foreign or domestic) required to be received in connection with the issuance of the Debentures and the Warrants and the consummation of the transactions contemplated hereby.

              (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

              Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE SECURITIES. The obligation hereunder of each Purchaser to acquire and pay for the Debentures and Warrants is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

              (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time, (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

              (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

              (c) NO SUSPENSION, ETC. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, or on the New York Stock Exchange, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Debentures or Warrants.

              (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

              (e) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

              (f) OPINION OF COUNSEL, ETC. At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit H hereto, and such other certificates and documents as the Purchasers or their respective counsel shall reasonably require incident to such Closing.

              (g) REGISTRATION RIGHTS AGREEMENT. At the Closing, the Company shall have executed and delivered the Registration Rights Agreement to each Purchaser.

              (h) EXCHANGE AGREEMENT. At the Closing, the Company shall have executed and delivered the Exchange Agreement to each Purchaser.

              (i) RESOLUTIONS. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) above in a form reasonably acceptable to the Purchasers (the "Resolutions").

              (j) RESERVATION OF SHARES. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Debentures or Series A Preferred Stock and the exercise of the Warrants, as applicable, a number of shares of Common Stock equal to at least 200% of the aggregate number of Conversion Shares issuable upon conversion of the Debentures outstanding on such Closing Date (after giving effect to the Debentures and assuming all such Debentures were fully convertible on such date regardless of any limitation on the timing or amount of such conversions) or issuable upon conversion of the Series A Preferred Stock on the date of issuance of the Series A Preferred Stock (after giving effect to the Series A Preferred Stock and assuming all such Series A Preferred Stock were fully convertible on such date regardless of any limitation on the timing or amount of such conversions) and 100% of the Warrant Shares issuable upon exercise of the Warrants on the date of issuance of the Warrants (after giving effect to the Warrants and assuming all such Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such conversions)

              (k) TRANSFER AGENT INSTRUCTIONS. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

              (l) SECRETARY'S CERTIFICATE. The Company shall have delivered to such Purchaser a secretary's certificate, dated as of the Closing Date, as to
(i) the Resolutions, (ii) the Articles of Incorporation, (iii) the Bylaws, each as in effect at such Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

              (m) OFFICER'S CERTIFICATE. The Company shall have delivered to such Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.

                                     ARTICLE V

                                      LEGENDS

              Section 5.1 LEGEND. Each instrument or certificate representing the Debentures, Warrants or the Shares, as the case may be, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky"
laws):

       THESE SECURITIES REPRESENTED BY THIS INSTRUMENT OR CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

       The Company agrees to reissue certificates representing the Shares without the legend set forth above solely in connection with the sale or transfer of such Shares by the holder. Such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of Company counsel, the registration of the Shares under the Securities Act is not required in connection with such proposed transfer; or
(ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and is, at the time of transfer, effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of Company counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within ten (10) days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.
The restrictions on transfer contained in Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

                                     ARTICLE VI

                                  INDEMNIFICATION

              Section 6.1 GENERAL INDEMNITY. The Company agrees to indemnify and hold harmless the Purchasers and any finder (and their respective directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchasers as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein.

              Section 6.2 INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                    ARTICLE VII

                                   MISCELLANEOUS

              Section 7.1   FEES AND EXPENSES.  Except as otherwise set forth in
Schedule 7.1 hereto or elsewhere in this Agreement, the Registration Rights Agreement, the Debentures, the Warrants or the Exchange Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, PROVIDED that the Company shall pay, at the Closing, all attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers up to $50,000 in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and the transaction contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents, or incurred in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys fees.

              Section 7.2   SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

              (a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b)    Each of the Company and the Purchasers hereby irrevocably
(i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme court, County of new York or in the United States District court for the Southern District of New York, (ii) waives any objection which each of them may have now or hereafter based upon FORUM NON CONVENIENS or to the venue of any such suit, action or proceeding, and (iii) consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District court for the Southern

District of New York in any suit, action or proceeding. Each of the Company and the Purchasers further irrevocably agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon each of them, mailed by certified to such party at the address in effect for notice to such party, will be deemed in every respect effective service of process upon such party, in any suit, action or proceeding. EACH OF THE COMPANY AND THE PURCHASERS HEREBY FURTHER WAIVES TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AGREEMENT AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS-CLAIM ASSERTED IN ANY SUCH ACTION. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.

              Section 7.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least two-thirds (2/3) of the Debentures then outstanding, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Debentures then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of the Debentures, as the case may be.

              Section 7.4 NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

 If to the Company:           Internet Sports Network, Inc.
                              101 Bloor Street West, Suite 200
                              Toronto, Ontario  M5S 2Z7
                              Attn:  David Toews
                              Telephone Number:  416-599-8800
                              Facsimile Number:  416-921-1302

 with copies to:              Akerman, Senterfitt & Eidson, P.A.
                              One S.E. 3rd Avenue, 28th floor
                              Miami, Florida 33131
                              Attn: Kara MacCullough, Esq.
                              Telephone Number:  305-982-5592
                              Facsimile Number:  305-374-5095

 If to any Purchaser:         At the address of such Purchaser set forth on
                              Exhibit A to this Agreement, with copies to Purchaser's counsel as set forth on Exhibit A or as specified in writing by such Purchaser

 with copies to:              Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                              New York, New York 10174
                              Attn:  Christopher S. Auguste, Esq.
                              Telephone Number: (212) 704-6000
                              Fax: (212) 704-6288

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

              Section 7.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

              Section 7.6 HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

              Section 7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

              Section 7.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

              Section 7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

              Section 7.10 SURVIVAL. The representations and warranties of the Company and the Purchasers contained in Sections 2.1(o) and (s) should survive indefinitely and those contained in Article II, with the exception of Sections 2.1(o) and (s), shall survive the execution and delivery hereof and the Closing until the date three (3) years from the respective Closing Dates, and the agreements and covenants set forth in Articles I, III, V, VI and VII of this Agreement shall survive the execution and delivery hereof and the Closing so long as the Debentures remain outstanding and unpaid or unconverted, in whole or in part, or until the Purchasers in the aggregate beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) Shares less than 2% of the total combined voting power of all voting securities then outstanding, whichever is later, provided, that Sections 3.1, 3.2, 3.4, 3.5, 3.7, 3.8, 3.9, 3.10, 3.11 and 3.12 shall not expire until the Registration Statement required by Section 2 of the Registration Rights Agreement is no longer required to be effective under the terms and conditions of Registration Rights Agreement.

              Section 7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

              Section 7.12 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

              Section 7.13 SEVERABILITY. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Document shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, or the Registration Rights Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

              Section 7.14 FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Transaction Documents.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                         INTERNET SPORTS NETWORK, INC.


                                         BY:  /s/ Andy DeFrancesco
                                              Name:  Andy DeFrancesco
                                              Title: President


                       [SIGNATURES CONTINUED ON THE NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                   LIVINGSTON KOSBERG TRUST


                                   By:_/s/ Livingston Kosberg
                                       Name: /s/ Livingston Kosberg
                                       Title:   Trustee



                                   ANEGADA FUND LTD.


                                   By: /s/ Carlo Cull
                                    Name: Carlo Cull
                                         Title:



                                   CUTTYHUNK FUND LTD.


                                   By:  /s/ Geoffrey M. Lewis
                                    Name:  /s/ Geoffrey M. Lewis
                                         Title: Director



                                   TONGA PARTNERS, LP


                                   By: /s/ Carlo Cull
                                    Name: Carlo Cull
                                         Title:


                                   ASPEN INTERNATIONAL, LTD.


                                   By:/s/ Diedre M. McCoy
                                   Name: Diedre M. McCoy
                                         Title: Director

                                                                     EXHIBIT A


                LIST OF PURCHASERS TO SECURITIES PURCHASE AGREEMENT


                                   PRINCIPAL AMOUNT OF
     NAMES AND ADDRESS          DEBENTURES AND AMOUNT OF        DOLLAR AMOUNT
       OR PURCHASERS            WARRANT SHARES PURCHASED        OF INVESTMENT
-------------------------       ------------------------        -------------
 Anegada Fund Ltd.             Debentures:   $ 200,000            $ 200,000
 c/o 600 California            Shares issuable upon
 Street, 14th flr              exercise of Warrant:
 San Francisco, California     60,000
 94108
 Tel. No.
 Fax No.
 Attn:

 Aspen International, Ltd.     Debentures:   $ 503,041            $ 503,041
 c/o 600 California            Shares issuable upon
 Street, 14th flr              exercise of Warrant:
 San Francisco, California     150,000
 94108
 Tel. No.
 Fax No.
 Attn:

 Cuttyhunk Fund Ltd.           Debentures:   $ 500,000            $ 500,000
 c/o 600 California            Shares issuable upon
 Street, 14th flr              exercise of Warrant:
 San Francisco, California     150,000
 94108
 Tel. No.
 Fax No.
 Attn:

 J. Livingston Kosberg,        Debentures:   $ 500,000            $ 500,000
 Trustee for The               Shares issuable upon
 Livingston Kosberg Trust      exercise of Warrant:
 c/o 600 California            150,000
 Street, 14th flr
 San Francisco, California
 94108
 Tel. No.
 Fax No.
 Attn:

 Tonga Partners, LP            Debentures:   $ 253,041            $ 253,041
 c/o 600 California            Shares issuable upon
 Street, 14th flr              exercise of Warrant:
 San Francisco, California     75,000
 94108
 Tel. No.
 Fax No.
 Attn:
